CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6


We consent to the use in this post-effective Amendment No. 2 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 5 as of April 30, 1997 dated May 5, 1997 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                                               /s/CORBIN & WERTZ


Irvine, California
April 1, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6

We consent to the use in this post-effective Amendment No. 2 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the consolidated balance sheet of WNC & Associates, Inc. and Subsidiaries as of August 31, 1996 dated October 28, 1996 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                                              /s/CORBIN & WERTZ


Irvine, California
April 1, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6

We consent to the use in this post-effective Amendment No. 2 to the Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the consolidated balance sheet of WNC & Associates, Inc. and Subsidiaries as of August 31, 1997 dated November 5, 1997 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                                              /s/CORBIN & WERTZ


Irvine, California
April 1, 1998